SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 5, 2009 (January 31, 2009)
Republic Services, Inc.
(Exact name of registrant as specified in charter)
Delaware
(State or other jurisdiction of incorporation)

1-14267	65-0716904
(Commission File Number)	(IRS Employer Identification No.)

18500 North Allied Way
Phoenix, Arizona	85054
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (480) 627-2700
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On January 31, 2009, Donald W. Slager and Republic Services, Inc. (the “Company”) entered into an Employment Agreement (the “Agreement”), which superseded the Executive Employment Agreement between Mr. Slager and the Company, dated as of March 2, 2007, as amended (the “2007 Employment Agreement”), except that Section 6.6 of the 2007 Employment Agreement will survive in the limited circumstance as described in Section 3(d) of the Agreement. The Agreement, which is effective as of December 5, 2008, increases Mr. Slager’s salary from $663,000 to $875,000 and, among other things, increases his target annual bonus percentage from 100% to 120%. Pursuant to the terms of the Agreement, Mr. Slager received shares of restricted stock with a value of $1,000,000 upon execution of the Agreement, which will vest three years thereafter, provided that Mr. Slager is employed by the Company on such date (or as otherwise provided in the Agreement). Also, the Agreement entitles Mr. Slager to participate in the Company’s contemplated synergy incentive plan. However, under the terms of the Agreement, Mr. Slager is no longer entitled to receive an automobile allowance or club membership dues.
The above summary of the Agreement is not complete and is qualified in its entirety by reference to the terms of the Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

Exhibit 10.1	Employment Agreement, dated January 31, 2009, by and between Donald W. Slager and Republic Services, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 5, 2009

REPUBLIC SERVICES, INC.
By:	/s/ Tod C. Holmes
Tod C. Holmes
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

By:	/s/ Charles F. Serianni
Charles F. Serianni
Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)